UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2015

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 7, 2015, Green Dot Corporation (the “Company” or “Green Dot”) issued a press release announcing its financial results for the quarter ended March 31, 2015 and certain other financial information. A copy of the press release is furnished as Exhibit 99.01 to this Current Report and is incorporated herein by reference.
The information furnished in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2015, the Company announced that it is initiating a Chief Financial Officer transition process. Effective May 6, 2015, the Company’s Chief Financial Officer, Grace Wang transitioned to the new role of SVP, Corporate Finance/Business Intelligence. The Company has commenced a search for her successor and will make an announcement when a successor has been appointed. The Company also announced that, effective May 6, 2015, Mark Shifke will serve as acting Chief Financial Officer until a successor to Ms. Wang has been appointed, and that Jess Unruh has been promoted to Chief Accounting Officer.
Mr. Shifke, 55, has served as the Company’s Senior Vice President, Corporate Strategy/M&A, since June 2014 and will continue in that role while serving as acting Chief Financial Officer. From May 2011 to April 2012, he served as the Company’s General Manager, Government Programs and Vice President, Special Projects, and then served as Senior Vice President Corporate Development/M&A from April 2012 to June 2014. In addition, Mr. Shifke served as a member of the Company’s Board of Directors from January 2001 to February 2004. Prior to joining Green Dot, he served as Managing Director, M&A and Corporate Finance Advisory at J.P. Morgan from 2007 to 2011. Mr. Shifke served as Vice President at Goldman Sachs in Principal Investing from 2002 to 2005, and in M&A Structuring and Advisory from 2005 to 2007. Previously, he served as a partner at Davis Polk & Wardwell LLP, a law firm, a Principal at KPMG LLP, an accounting firm, and a Managing Director of Big Flower Capital Corp. Mr. Shifke holds a B.A. in political science and public administration from Tulane University, a J.D. from Tulane Law School, and a LL.M. in taxation from New York University School of Law.
Prior to his appointment as Chief Accounting Officer, Mr. Unruh, 35, has served as the Company’s Vice President, Financial Reporting, since July 2013.  From July 2009 to June 2013, he served as the Company’s Director, Accounting Projects.  Prior to joining Green Dot, Mr. Unruh served in the audit practice at Ernst & Young LLP, an accounting firm, from 2003 to April 2009.  Mr. Unruh holds B.S. degrees in accounting and business administration from the University of Southern California.
Item 8.01. Other Events.
In connection with the changes noted above, the Company also announced that its Vice President of Financial Planning and Analysis, Paul Farina, has been promoted to the position of Senior Vice President of Finance. Mr. Farina joined Green Dot in 2004 after serving in financial analysis, planning and strategy roles at Countrywide Financial Corporation and Deloitte Consulting. Mr. Farina holds a B.S. in business administration from Boston University and an M.B.A from the University of Pennsylvania Wharton School of Business.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number    Description
99.01        Press release, dated May 7, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: May 7, 2015

EXHIBIT INDEX
Number    Description
99.01        Press release, dated May 7, 2015